UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2009
INTER-ATLANTIC FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	(Commission File Number)	20-8237170 (IRS Employer Identification No.)

400 Madison Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 212-581-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Financial Statement and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On February 10, 2009, Inter-Atlantic Financial, Inc. (“Company”) received notice from the NYSE Alternext US, LLC (“Exchange”) indicating that it was not in compliance with Section 704 of the NYSE Alternext US Company Guide (the “Company Guide”) because the Company did not hold an annual meeting of its stockholders during the year ended December 31, 2008. The Company is in receipt of this letter although the Company’s counsel, at the Company’s direction, previously contacted the Exchange and was informed verbally that due to the timing of the Company’s initial public offering the Company would not be required to have an annual meeting until 2009.
     The notification from the Exchange indicates that the Company has until March 10, 2009 to submit a plan advising the Exchange of action it has taken, or will take, that would bring the Company into compliance with all continued listing standards by August 11, 2009. Upon receipt of the Company’s plan, which the Company anticipates filing with the Exchange prior to the March 10, 2009 deadline, the Exchange will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards, in which case the plan will be accepted. If accepted, the Company will be able to continue its listing, during which time the Company will be subject to continued periodic review by the Exchange’s staff. If the Company’s plan is not accepted, the Exchange could initiate delisting procedures against the Company.
Item 9.01. Financial Statement and Exhibits.
(d)	Exhibits:

Exhibit	Description

99.1	Press release dated February 17, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 17, 2009

INTER-ATLANTIC FINANCIAL, INC.
By:	/s/ Andrew S. Lerner
Andrew Lerner
Chief Executive Officer